================================================================================


                            BANKBOSTON CORPORATION,


                    ________________________, as Depositary


                                      AND


                       THE HOLDERS FROM TIME TO TIME OF
                   THE DEPOSITARY RECEIPTS DESCRIBED HEREIN


                               -----------------

                               DEPOSIT AGREEMENT
                               -----------------




                      Dated as of ____________ , ___199_


================================================================================

                               TABLE OF CONTENTS


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                                                                                                                 Page
                                                                                                                 ----
                                                      ARTICLE I
Definitions.....................................................................................................    1

                                                      ARTICLE II

                                            Form of Receipts, Deposit of Stock,
                                             Execution and Delivery, Transfer,
                                           Surrender and Redemption of Receipts
                                           ------------------------------------

 SECTION 2.01.  Form and Transfer of Receipts....................................................................   3
 SECTION 2.02.  Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof..........................   4
 SECTION 2.03.  Registration of Transfer of Receipts.............................................................   5
 SECTION 2.04.  Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock............   5
 SECTION 2.05.  Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts..............   7
 SECTION 2.06.  Lost Receipts, etc...............................................................................   7
 SECTION 2.07.  Cancellation and Destruction of Surrendered Receipts.............................................   7
[SECTION 2.08.  Conversion Rights................................................................................   7]
[SECTION 2.09.  Redemption or Exchange of Stock..................................................................  10]

                                                      ARTICLE III

                                                 Certain Obligations of
                                           Holders of Receipts and the Company
                                           -----------------------------------

SECTION 3.01.  Filing Proofs, Certificates and Other Information................................................   12
SECTION 3.02.  Payment of Taxes or Other Governmental Charges...................................................   12
SECTION 3.03.  Warranty as to Stock.............................................................................   13
SECTION 3.04.  Warranty as to Receipts..........................................................................   13
SECTION 3.05.  Warranty as to Capital Securities or Other Preferred Stock.......................................   13
SECTION 3.06.  Warrant as to Debt Securities....................................................................   13
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                                       i

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                                                      ARTICLE IV

                                             The Deposited Securities; Notices
                                             ---------------------------------
SECTION 4.01.  Cash Distributions............................................................................... 14
SECTION 4.02.  Distributions Other than Cash, Rights, Preferences or Privileges................................. 14
SECTION 4.03.  Subscription Rights, Preferences or Privileges................................................... 15
SECTION 4.04.  Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts............................ 16
SECTION 4.05.  Voting Rights.................................................................................... 17
SECTION 4.06.  Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc............. 17
SECTION 4.07.  Delivery of Reports.............................................................................. 18
SECTION 4.08.  Lists of Receipt Holders......................................................................... 18

                                                      ARTICLE V

                                              The Depositary, the Depositary's
                                           Agents, the Registrar and the Company
                                           -------------------------------------

SECTION 5.01.  Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar................. 18
SECTION 5.02.  Prevention of or Delay in Performance by the Depositary, the Depositary's Agents, the
                    Registrar or the Company.................................................................... 19
SECTION 5.03.  Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company............ 20
SECTION 5.04.  Resignation and Removal of the Depositary; Appointment of Successor Depositary................... 21
SECTION 5.05.  Corporate Notices and Reports.................................................................... 22
SECTION 5.06.  Indemnification by the Company................................................................... 22
SECTION 5.07.  Charges and Expenses............................................................................. 22

                                                      ARTICLE VI

                                                Amendment and Termination
                                                -------------------------

SECTION 6.01.  Amendment........................................................................................ 23
SECTION 6.02.  Termination...................................................................................... 23
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                                       ii

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                                                                                                                 ----

                                                      ARTICLE VII

                                                     Miscellaneous
                                                     -------------
SECTION 7.01.  Counterparts.....................................................................................  24
SECTION 7.02.  Exclusive Benefit of Parties.....................................................................  24
SECTION 7.03.  Invalidity of Provisions.........................................................................  24
SECTION 7.04.  Notices..........................................................................................  24
SECTION 7.05.  Depositary's Agents..............................................................................  25
SECTION 7.06.  Holders of Receipts Are Parties..................................................................  25
SECTION 7.07.  Governing Law....................................................................................  25
SECTION 7.08.  Inspection of Deposit Agreement..................................................................  26
SECTION 7.09.  Headings.........................................................................................  26

                                             Form of Depositary Shares
                                             -------------------------

Form of Face of Receipt......................................................................................... A-1
Form of Reverse of Receipt...................................................................................... A-2

     DEPOSIT AGREEMENT dated as of ________________ ___, 199_, among BANKBOSTON CORPORATION, a Massachusetts corporation (the "Company"),
_______________________, a _________________ _____________________, and the
holders from time to time of the Receipts described herein.

     WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of [specify designation of series of preferred stock], of BANKBOSTON CORPORATION with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Stock so deposited; and

     WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

     NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:

     "Capital Securities" means any securities issued by the Company which consist of any one of the following: (i) Common Stock, (ii) Perpetual Preferred Stock, or (iii) other capital securities of the Company acceptable to the Company's Primary Federal Regulator. Capital Securities may have such terms, rights and preferences as may be determined by the Company.

     "Certificate" shall mean the Certificate of Vote of Directors Establishing a Series of a Class of Stock filed with the Secretary of State of the Commonwealth of Massachusetts establishing the Stock as a series of preferred stock of the Company.

     "Common Stock" shall mean the common stock, par value $1.00 per share, of the Company or any security into which the Common Stock may have been changed.

     "Company" shall mean BankBoston Corporation, a Massachusetts corporation, and its successors.

     "Debt Securities" shall mean the senior or subordinated debt securities of the Company issued in one or more series pursuant to the Indentures.

     "Deposit Agreement" shall mean this Deposit Agreement, as amended or supplemented from time to time.

     "Depositary" shall mean ______________________, and any successor as Depositary hereunder.

     "Depositary Shares" shall mean Depositary shares, each representing [specify fraction] of a share of Stock and evidenced by a Receipt.

     "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.05.

     "Depositary's Office" shall mean the principal office of the Depositary, at which at any particular time its depositary receipt business shall be administered.

     "Indentures" shall mean the Indentures relating to the Debt Securities of the Company, each dated as of June 15, 1992, as amended or supplemented from time to time, and each between the Company and Norwest Bank Minnesota, National Association, as trustee.

     "Perpetual Preferred Stock" means any stock of any class or series of the Company which has a preference over Common Stock in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not mandatorily redeemable or repayable by the Company, or redeemable or repayable as the option of the holder of such stock, otherwise than in shares of Common Stock or Perpetual Preferred Stock of another class of series or with the proceeds of the sale of Common Stock or Perpetual Preferred Stock.

     "Primary Federal Regulator" means the Company's primary federal banking regulator (which at the date of this Agreement is the Board of Governors of the Federal Reserve System), or any successor body or institution performing substantially the same regulatory function with respect to the Company and the adequacy of its capital as said Board of Governors performs on the date hereof.

     "Receipt" shall mean one of the Depositary Receipts, substantially in the form set forth as Exhibit A hereto, issued hereunder, whether in definitive or temporary form and evidencing the number of Depositary Shares held of record by the record holder of such Depositary Shares.

     "record holder" or "holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

     "Registrar" shall mean the Depositary or such other bank or trust company which shall be appointed to register ownership and transfers of Receipts as herein provided.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Stock" shall mean shares of the Company's __________ Preferred Stock, Series ____, $_______ liquidation preference per share.


                                  ARTICLE II

                      FORM OF RECEIPTS, DEPOSIT OF STOCK,
                       EXECUTION AND DELIVERY, TRANSFER,
                     SURRENDER AND REDEMPTION OF RECEIPTS

     SECTION 2.01. FORM AND TRANSFER OF RECEIPTS. Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company or any holder of Stock, as the case may be, delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the penultimate paragraph of
Section 2.02, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement, and with respect to the Stock, as definitive Receipts.

     Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; PROVIDED, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

     Receipts shall be in denominations of any number of whole Depositary
Shares.

     Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

     Title to Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; PROVIDED, HOWEVER, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.03, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

     SECTION 2.02 DEPOSIT OF STOCK; EXECUTION AND DELIVERY OF RECEIPTS IN RESPECT THEREOF. Subject to the terms and conditions of this Deposit Agreement, the Company or any holder of Stock may from time to time deposit shares of the Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company or such holder, as the case may be, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock.

     Deposited Stock shall be held by the Depositary at the Depositary's office or at such other place or places as the Depositary shall determine.

     Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts for the number of Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

     SECTION 2.03. REGISTRATION OF TRANSFER OF RECEIPTS. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

     SECTION 2.04. SPLIT-UPS AND COMBINATIONS OF RECEIPTS; SURRENDER OF RECEIPTS AND WITHDRAWAL OF STOCK. Upon surrender of a Receipt or Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

     Any holder of a Receipt or Receipts representing any number of whole shares of Stock may withdraw the Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts, at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Depositary Shares therefor. If a Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or upon his order, a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

     If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holders shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

     Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

      SECTION 2.05. LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND EXCHANGE OF RECEIPTS. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.07, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

      The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

      SECTION 2.06. LOST RECEIPTS, ETC. In case any receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof and (ii) the furnishing of the Depositary with reasonable indemnification satisfactory to it.

      SECTION 2.07. CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so cancelled.

     [SECTION 2.08. CONVERSION RIGHTS. Receipts may be surrendered with written instructions to the Depositary to instruct the Company to cause the conversion of any specified number of whole or fractional shares of Stock represented by the Depositary Shares evidenced by such Receipts into the number of whole shares of Capital Securities or other preferred stock obtained by dividing the aggregate liquidation preference of such Depositary Shares by the Conversion Price (as such term is defined in the Certificate) then in effect, as such Conversion Price may be adjusted by the Company from time to time as provided in the Certificate. Subject to the terms and conditions of this Deposit Agreement and the Certificate, a holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional shares of Stock may surrender such Receipt or Receipts to the Depositary at the Depositary's Office or to such office or to such Depositary's Agents as the Depositary may designate for such purpose, together with (i) a notice of conversion thereof duly completed and executed (a "Notice of Conversion"), and (ii) any payment in respect of dividends required by the fourth paragraph of this Section 2.08, thereby directing the Depositary to instruct the Company to cause the conversion of the number of shares or fractions thereof of underlying Stock specified in such Notice of Conversion into whole shares of Capital Securities or other preferred stock. In the event that a holder delivers to the Depositary for conversion a Receipt or Receipts which in the aggregate are convertible into less than one whole share of Capital Securities or other preferred stock or any number of whole shares of Capital Securities or other preferred stock plus an excess constituting less than one whole share of Capital Securities or other preferred stock, the holder shall receive payment in lieu of such fractional shares of Capital Securities or other preferred stock otherwise issuable in accordance with the last paragraph of this Section 2.08. If more than one Receipt shall be delivered for conversion at one time by the same holder, the number of whole shares of Capital Securities or other preferred stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Receipts so delivered.

     Upon receipt by the Depositary of a Receipt or Receipts, together with a Notice of Conversion, duly completed and executed, directing the Depositary to instruct the Company to cause the conversion of a specified number of shares or fractions thereof of Stock, the Depositary shall, on the date of receipt of such Notice of Conversion, instruct the Company (i) to cause the conversion of the Depositary Shares evidenced by the Receipts so surrendered for conversion as specified in the written Notice of Conversion to the Depositary and (ii) to cause the delivery to the holder or holders of such Receipts of a certificate or certificates evidencing the number of whole shares of Capital Securities or other preferred stock, and the amount of money, if any, to be delivered to the holders of Receipts surrendered for conversion in payment of any fractional shares of Capital Securities or other preferred stock otherwise issuable. The Company shall, as promptly as practicable after receipt thereof, cause the delivery to such holder or holders of (i) a certificate or certificates evidencing the number of whole shares of Capital Securities or other preferred stock into which the Stock represented by the Depositary Shares evidenced by such Receipt or Receipts has been converted, and (ii) any money or other property to which the holder or holders are entitled. The person or persons in whose name or names any certificate or certificates for shares of Capital Securities or other preferred stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at the close of business on the date such Receipt or Receipts shall have been surrendered to and a Notice of Conversion received by the Depositary, unless the stock transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record on the next succeeding day on which such stock transfer books are open. Upon such conversion, the Depositary (i) shall deliver to the holder a Receipt evidencing the number of Depositary Shares, if any, which such holder has elected not to convert in excess of the number of Depositary Shares representing Stock which has been so converted, (ii) shall cancel the Depositary Shares evidenced by Receipts surrendered for conversion and (iii) shall deliver for cancellation to the transfer agent for the Stock the shares of Stock represented by the Depositary Shares evidenced by the Receipts so surrendered and so converted.

     If any Stock shall be called by the Company for redemption or exchange, the Depositary Shares representing such Stock may be converted into Capital Securities or other preferred stock as provided in this Deposit Agreement until and including, but not after, the close of business on the Redemption Date or the Exchange Date (each as defined below) unless the Company shall default in making payment of the amount payable upon such redemption. Upon receipt by the Depositary of a Receipt or Receipts representing any Stock called for redemption or exchange, together with a properly completed and executed Notice of Conversion, the shares of Stock held by the Depositary represented by such Depositary Shares for which conversion is requested shall be deemed to have been received by the Company for conversion.

     Upon any conversion of the Stock underlying the Depositary Shares, no allowance, adjustment or payment shall be made with respect to accrued dividends upon such Stock except that if any holder of a Receipt surrenders such Receipt with instructions to the Depositary for conversion of the underlying Stock evidenced thereby during the period between the opening of business on any dividend record date and the close of business on the corresponding dividend payment date (except shares called for redemption or exchange on a Redemption Date or Exchange Date during such period), such Receipt must be accompanied by a payment equal to the dividend thereon, if any, which the holder of record of such Receipt is entitled to receive on such dividend payment date in respect of the underlying Stock to be converted.

     Upon the conversion of any shares of Stock for which a Notice of Conversion has been received by the Depositary, all dividends in respect of such Depositary Shares shall cease to accrue, such Depositary Shares shall be deemed no longer outstanding, all rights of the holder of the Receipt with respect to such Depositary Shares (except the right to receive the Capital Securities or other preferred stock, any cash payable with respect to any fractional shares of Capital Securities or other preferred stock as provided herein and any cash payable on account of accrued dividends in respect of the Stock so converted and any Receipts evidencing Depositary Shares not so converted) shall terminate, and the Receipt evidencing such Depositary Shares shall be cancelled in accordance with Section 2.07 hereof.

     No fractional shares of Capital Securities or other preferred stock shall be issuable upon conversion of Stock underlying the Depositary Shares. If, except for the provisions of this Section 2.08 and the Certificate, any holder of Receipts surrendered with instructions to the Depositary for conversion of the underlying Stock would be entitled to a fractional share of Capital Securities or other preferred stock upon such conversion, the Company shall cause to be delivered to such holder an amount in cash for such fractional share determined in accordance with the Certificate.]

     SECTION 2.09. REDEMPTION OR EXCHANGE OF STOCK. Whenever the Company shall be permitted and shall elect to redeem or exchange shares of Stock in accordance with the provisions of the Certificate, it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary not less than 10 days' and not more than 60 days' notice of the date of such proposed redemption or exchange of Stock and of the number of such shares held by the Depositary to be so redeemed or exchanged and (i) the applicable redemption price or (ii) the class and stated value or tenor and aggregate principal amount of Capital Securities or Debt Securities to be issued in exchange, as set forth in the Certificate, which notice shall be accompanied by a certificate from the Company stating that such redemption or exchange of Stock is in accordance with the provisions of the Certificate. On the date of such redemption or exchange, provided that the Company shall then have paid or caused to be paid in full to the Depositary the redemption price of the Stock to be redeemed or the Capital Securities or Debt Securities to be issued in exchange for stock to be exchanged, plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption or exchange, in accordance with the provisions of the Certificate, the Depositary shall redeem the number of Depositary Shares representing such Stock. The Depositary shall mail notice of the Company's redemption or exchange of Stock and the proposed simultaneous redemption or exchange of the number of Depositary Shares representing the Stock to be redeemed or exchanged by first-class mail, postage prepaid, not less than 10 and not more than 60 days prior to the date fixed for redemption or exchange of such Stock and Depositary Shares (the "Redemption Date" or the "Exchange Date", respectively), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed or exchanged, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice of redemption or exchange of Depositary Shares to one or more such holders nor any defect in any notice of redemption or exchange of Depositary Shares to one or more such holders shall affect the sufficiency of the proceedings for redemption or exchange as to the other holders. Each such notice shall state: (i) the Redemption Date or Exchange Date; (ii) the number of Depositary Shares to be redeemed or exchanged and, if less than all the Depositary Shares held by any such holder are to be redeemed or exchanged, the number of such Depositary Shares held by such holder to be so redeemed or exchanged; (iii) (a) the redemption price or (b) the class and stated value or tenor and aggregate principal amount of Capital Securities or Debt Securities to be issued in exchange; (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; (v) the then current conversion price; and (vi) that dividends in respect of the Stock represented by the Depositary Shares to be redeemed or exchanged will cease to accrue on such Redemption Date or Exchange Rate. In case less than all the outstanding Depositary Shares are to be redeemed or exchanged, the Depositary Shares to be so redeemed or exchanged shall be selected by the Depositary by lot or pro rata (as nearly as may be) or by any other method, in each case, as determined by the Company in its sole discretion to be equitable.

     Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to provide the funds or Capital Securities or Debt Securities necessary to redeem or exchange the Stock evidenced by the Depositary Shares called for redemption or exchange) (i) dividends on the shares of Stock so called for Redemption or exchange shall cease to accrue from and after such date, (ii) the Depositary Shares being redeemed or exchanged from such proceeds shall be deemed no longer to be outstanding, (iii) all rights of the Holders of Receipts evidencing such Depositary Shares (except the right to receive the Redemption Price) shall, to the extent of such Depositary Shares, cease and terminate, and

(iv) upon surrender in accordance with such redemption or exchange notice of the Receipts evidencing any such Depositary Shares called for redemption or exchange (properly endorsed or assigned for transfer, in the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed or exchanged by the Depositary at a redemption price per Depositary Share equal to [specify fraction] of the redemption price per share or market value of Capital Securities or Debt Securities per Depositary Share paid in respect of the shares of Stock so redeemed or exchanged plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date or Exchange Date have accumulated on the shares of Stock to be so redeemed or exchanged and have not therefore been paid.

     If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption or exchange, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment or Capital Securities or Debt Securities issued upon exchange, a new Receipt evidencing the Depositary Shares evidenced by such prior receipt and not called for redemption or exchange.


                                  ARTICLE III

                            CERTAIN OBLIGATIONS OF
                      HOLDERS OF RECEIPTS AND THE COMPANY

     SECTION 3.01. FILING PROOFS, CERTIFICATES AND OTHER INFORMATION. Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Receipt or the withdrawal or conversion of the Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

     SECTION 3.02. PAYMENT OF TAXES OR OTHER GOVERNMENTAL CHARGES. Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.07. Registration of transfer of any Receipt or any withdrawal of Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

     SECTION 3.03. WARRANTY AS TO STOCK. The Company hereby represents and warrants that the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable, subject to Massachusetts General Laws, Chapter 156B, Section 45. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

     SECTION 3.04. WARRANTY AS TO RECEIPTS. The Company hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in the Stock. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

     SECTION 3.05. WARRANTY AS TO CAPITAL SECURITIES OR OTHER PREFERRED STOCK. The Company hereby represents and warrants that the Capital Securities or other preferred stock issued upon conversion of the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable, subject to Massachusetts General Laws, Chapter 156B, Section 45. Such representation and warranty shall survive the conversion of the Stock into such Capital Securities or other preferred stock.

     SECTION 3.06. WARRANT AS TO DEBT SECURITIES. The Company hereby represents and warrants that (i) Debt Securities issued upon exchange of the Stock, when issued, will be duly authorized and, when such Debt Securities are duly executed, authenticated and delivered in the manner provided for in the applicable Indenture, such Debt Securities will constitute valid and binding obligations of the Company entitled to the benefits of the applicable Indenture and enforceable against the Company in accordance with their terms, and (ii) the applicable Indenture has been duly authorized by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except in each case as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies. Such representation and warranty shall survive the exchange of the Stock for such Debt Securities.


                                  ARTICLE IV

                       THE DEPOSITED SECURITIES; NOTICES

     SECTION 4.01. CASH DISTRIBUTIONS. Whenever the Depositary shall receive any cash dividend or other cash distribution on Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; PROVIDED, HOWEVER, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stocks an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

     SECTION 4.02. DISTRIBUTIONS OTHER THAN CASH, RIGHTS, PREFERENCES OR PRIVILEGES. Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the

Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of such securities or property to the Depositary and the Depositary shall not make any distribution of such securities or property to the holders of Receipts unless the Company shall have provided an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions.

     SECTION 4.03. SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; PROVIDED, HOWEVER, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.

     If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act, and the Company shall have provided to the Depositary an opinion of counsel to such effect.

     If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

     SECTION 4.04. NOTICE OF DIVIDENDS, ETC.; FIXING RECORD DATE FOR HOLDERS OF RECEIPTS. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, or whenever the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to or otherwise in accordance with the terms of the Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

     SECTION 4.05. VOTING RIGHTS. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting and
(ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Company hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will not vote (but, at its discretion, may appear at any meeting with respect to such Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

     SECTION 4.06. CHANGES AFFECTING DEPOSITED SECURITIES AND RECLASSIFICATIONS, RECAPITALIZATIONS, ETC. Upon any change in par or stated value, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger or consolidation affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments as are certified by the Company in the fraction of an interest represented by one Depositary Share in one share of Stock as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger or consolidation and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts might have been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

     SECTION 4.07. DELIVERY OF REPORTS. The Depositary shall furnish to holders of Receipts any reports and communications received from the Company which are received by the Depositary as the holder of Stock.

     SECTION 4.08. LISTS OF RECEIPT HOLDERS. Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all record holders of Receipts.

                                   ARTICLE V

                       THE DEPOSITARY, THE DEPOSITARY'S
                     AGENTS, THE REGISTRAR AND THE COMPANY

     SECTION 5.01. MAINTENANCE OF OFFICES, AGENCIES AND TRANSFER BOOKS BY THE DEPOSITARY; REGISTRAR. Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary's Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

     The Depositary shall keep books at the Depositary's Office for the registration and registration of transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts; PROVIDED that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.

     The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

     The Depositary may, with the approval of the Company, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on one or more national stock exchanges, the Depositary will appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such stock as may be required by law or applicable stock exchange regulation.

     SECTION 5.02. PREVENTION OF OR DELAY IN PERFORMANCE BY THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR OR THE COMPANY. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Company's Articles of Organization, as amended (including the Certificate) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in the case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence or willful misconduct of the party charged with such exercise or failure to exercise.

     SECTION 5.03. OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR AND THE COMPANY. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than for its negligence, willful misconduct or bad faith.

     Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under, any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

     Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar. The Depositary will indemnify the Company and hold it harmless from any loss, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed or omitted by the Depositary or the Depositary's Agents in connection with this Agreement due to its or their negligence, willful misconduct or bad faith. The indemnification obligations of the Depositary set forth in this Section 5.03 shall survive any termination of this Agreement and any succession of any Depositary. The Depositary, the Depositary's Agents, and any Registrar may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

     SECTION 5.04. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY. The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

     The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

     In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

     Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

     SECTION 5.05. CORPORATE NOTICES AND REPORTS. The Company agrees that it will transmit to the record holders of Receipts, in each case at the addresses furnished to it pursuant to Section 4.08, all notices and reports (including without limitation financial statements) required by law or by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed, to be furnished to the record holders of Receipts. Such transmission will be at the Company's expense.

     SECTION 5.06. INDEMNIFICATION BY THE COMPANY. The Company shall indemnify the Depositary, any Depositary's Agent and any Register against, and hold each of them harmless from, any loss, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed or omitted in connection with this Agreement and the Receipts by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of negligence, willful misconduct or bad faith on the respective parts of any such person or persons. The obligations of the Company set forth in this Section 5.06 shall survive any succession of any Depositary, Registrar or Depositary's Agent.

     SECTION 5.07. CHARGES AND EXPENSES. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depository arrangements. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of the Stock by owners of Depositary Shares, and any redemption or exchange of the Stock at the option of the Company. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and Depositary's Agent hereunder and of any Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company at such intervals as the Company and the Depositary may agree.

                                  ARTICLE VI

                           AMENDMENT AND TERMINATION


     SECTION 6.01. AMENDMENT. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; PROVIDED, HOWEVER, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent, which shall go into effect not sooner than three months after notice thereof to the holders of the Receipts) which shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares Lien outstanding. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the Depositary Agreement as amended thereby.

     SECTION 6.02. TERMINATION This Agreement may be terminated by the Company at any time upon not less than 60 days prior written notice to the Depositary, in which case, upon a day that is not later than 30 days after the date of such notice, the Depositary shall deliver or make available for delivery to such record holder, upon surrender of the Receipt or Receipts held by such record holder, such number of whole or fractional shares of stock represented by such Receipt or Receipts. If the record holder of any Receipt or Receipts shall not have so surrendered such Receipt or Receipts in exchange for whole or fractional shares of Stock on or prior to the effective date of termination of this Agreement, such record holder shall for all purposes, including the payment of dividends, be deemed to be a record holder of the appropriate number of whole or fractional shares of Stock previously represented by such Receipt or Receipts and shall thereafter surrender to the Company such Receipt or Receipts in exchange for whole or fractional shares of Stock.

     This Agreement shall automatically terminate after [(i) all outstanding Depositary Shares have been redeemed pursuant to Section 3.09, (ii) each share of Stock shall have been converted into or exchanged for, as the case may be, shares of Capital Securities, other preferred stock or Debt securities and
(iii)] there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Shares pursuant to Section 4.01 or 4.02, as applicable.

     Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, and Depositary's Agent and any Registrar under Sections 5.06 and 5.07.

                                  ARTICLE VII

                                 MISCELLANEOUS

     SECTION 7.01. COUNTERPARTS. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

     SECTION 7.02. EXCLUSIVE BENEFIT OF PARTIES. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

     SECTION 7.03. INVALIDITY OF PROVISIONS. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

     SECTION 7.04. NOTICES. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Company at

          BankBoston Corporation
          100 Federal Street, Mail Stop 01-25-01
          Boston, Massachusetts 02110
          Attention: Clerk
          Facsimile No.: (617) 434-6525

or at any other address of which the Company shall have notified the Depositary in writing.

     Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Depositary at the Depositary's Office, at ____________________, or at any other address of which the Depositary shall have notified the Company in writing.

     Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

     Delivery of a notice sent by mail or by telegram or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or facsimile transmission) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or facsimile transmission received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.

     SECTION 7.05. DEPOSITARY'S AGENTS. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents. The Depositary will notify the Company of any such action.

     The Company hereby also appoints the Depositary as Registrar and Transfer Agent in respect of the Receipts and the Depositary hereby accepts such appointments.

     SECTION 7.06. HOLDERS OF RECEIPTS ARE PARTIES. The holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

     SECTION 7.07. GOVERNING LAW. This Deposit Agreement and the Receipts and all Receipts hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts

     SECTION 7.08. INSPECTION OF DEPOSIT AGREEMENT. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

     SECTION 7.09. HEADINGS. The headings of articles and sections in this Deposit Agreement, and in the form of the Receipt set forth in Exhibit A hereto have been inspected for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

     IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Agreement as of the day and year first above and forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.


Attested By                             BANKBOSTON CORPORATION


________________________                        By____________________
[SEAL]


Attested By                             [Name of Depositary]


________________________                        By____________________
[SEAL]

                                   EXHIBIT A


                           [FORM OF FACE OF RECEIPT]

  NUMBER                                                   DEPOSITARY SHARES

               CERTIFICATE FOR _______________ DEPOSITARY SHARES

TDR
                   DEPOSITORY RECEIPT FOR DEPOSITARY SHARES
                  REPRESENTING [TITLE OF] PREFERRED STOCK OF

                            BANKBOSTON CORPORATION

                                 CUSIP ______

INCORPORATED UNDER THE LAWS OF                           SEE REVERSE FOR CERTAIN
THE COMMONWEALTH OF MASSACHUSETTS                              DEFINITIONS

___________, as Depositary ("The "Depositary"), hereby certifies that


is the registered owner of                                     DEPOSITARY SHARES

("Depositary Shares"), each Depositary Share representing (specify fraction) of one share of ____ Preferred Stock "the "Stock"), of BankBoston Corporation, a Massachusetts corporation (the "Corporation"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement deposited as of _________, 199_ (the "Deposit Agreement"), between the Corporation and the Depositary. By accepting this Depositary Receipt the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or, obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by a duly authorized officer thereof.


Dated:                           [Countersigned:


-----------------------------------          -----------------------------------
Depositary                                Registrar

By                                        By




Authorized Officer                        Authorized Officer]

                         [FORM OF REVERSE OF RECEIPT]

                            BANKBOSTON CORPORATION


           BANKBOSTON CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH RECEIPT HOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING A SERIES OF A CLASS OF STOCK OF THE [TITLE OF] PREFERRED STOCK OF BANKBOSTON CORPORATION. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

                               -----------------


      For value received, _______________ hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


--------------------         --------------------          --------------------



----------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING
POSTAL ZIP CODE OF ASSIGNEE


--------------------         --------------------          --------------------



___________________________________ Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint _________________ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.


Dated ______________


                                      ----------------------------------------
                                      NOTICE: The signature to the assignment
                                      must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.


SIGNATURE GUARANTEED



--------------------

                                      A-2